                                                                      EXHIBIT 21

               APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
                         FISCAL YEAR ENDED JUNE 30, 2005

                                  SUBSIDIARIES
                              (as of June 30, 2005)

                                                                         Jurisdiction of
                  Name                                            Incorporation or Organization
                  ----                                            -----------------------------
* Air and Hydraulics Engineering, Incorporated                         Alabama

* Air Draulics Engineering Co.                                         Tennessee

AIT Limited Partnership                                                Ontario, Canada

Applied Industrial Technologies Ltd.                                   Canada (Federal)

Applied Industrial Technologies -- CA LLC                              Delaware

Applied Industrial Technologies -- CAPITAL LLC                         Delaware

Applied Industrial Technologies -- DBB, Inc.                           Ohio

Applied Industrial Technologies -- Dixie, Inc.                         Tennessee

Applied Industrial Technologies -- Indiana LLC                         Ohio

Applied Industrial Technologies -- Mainline, Inc.                      Wisconsin

Applied Industrial Technologies -- PA LLC                              Pennsylvania

Applied Industrial Technologies -- PACIFIC LLC                         Delaware

Applied Industrial Technologies -- TX LP                               Delaware

* Applied Mexico, S.A. de C.V.                                         Mexico
(97%-owned by subsidiaries of Applied Industrial
Technologies, Inc.)

Applied Mexico Holdings, S.A. de C.V.                                  Mexico

Applied - Michigan, Ltd.                                               Ohio

Applied Nova Scotia Company                                            Nova Scotia, Canada

* Atelier PV Hydraulique 2004 Inc.                                     Canada (Federal)

BER International, Inc.                                                Barbados

Bearing Sales & Service, Inc.                                          Washington

Bearings Pan American, Inc.                                            Ohio

Dynavest Nova Scotia Company                                           Nova Scotia, Canada

* ESI Acquisition Corporation                                          Ohio
(d/b/a Engineered Sales, Inc.)

* International Supply Consortium, Inc.                                Delaware
(33-1/3% owned by Applied Industrial Technologies, Inc.)

* iSource Performance Materials L.L.C.                                 Ohio
(49% owned by Applied Industrial Technologies, Inc.)

* Le Groupe GLM (2005) Inc.                                            Canada (Federal)

*Rafael Benitez Carrillo Inc.                                          Puerto Rico

The Ohio Ball Bearing Company                                          Ohio

* Operating companies that do not conduct business under Applied Industrial Technologies trade name